Exhibit 99.1

CONTACT INFORMATION

Investor Relations
Contact:	Blair A. (Andy) Rieth, Jr., Vice President, Investor Relations
Phone:	312-819-7259
Email:	andy.rieth@hill-rom.com

Media
Contact:	Larry Baumann, Executive Director, Corporate Communications
Phone:	312-819-7248
Email:	larry.baumann@hill-rom.com

HILL-ROM REPORTS FISCAL SECOND QUARTER RESULTS; MAINTAINS FULL-YEAR EARNINGS PER SHARE GUIDANCE

•	Second quarter revenue of $415 million declined 2 percent versus prior year
•	Adjusted diluted earnings per share for the second quarter of $0.57 compares to earnings of $0.56 in the prior year
•	Reported diluted loss per share for the second quarter of $0.06 compares to earnings of $0.37 per share in the prior year
•	Year to date operating cash flow of $78 million compares to $113 million in the prior year
•	Full year adjusted earnings per share are expected to be $2.18 to $2.28

BATESVILLE, Ind., May 2, 2014 /PRNewswire/ -- Hill-Rom Holdings, Inc. (NYSE: HRC) announced financial results for its fiscal second quarter ended March 31, 2014 and maintained its 2014 earnings outlook.  Adjusted earnings per diluted share of $0.57 increased 2 percent from $0.56 in the prior year.  Reported loss per diluted share of $0.06 compares to $0.37 earnings per diluted share in the prior year.  Adjustments to reported earnings and EBITDA are detailed in the reconciliation schedules provided.

Hill-Rom’s quarterly revenue was $415 million, a 2 percent decrease compared to last year on a reported basis and a 3 percent decrease on a constant currency basis.  Domestic revenue was $263 million, down 4 percent, while revenue outside the United States decreased 1 percent to $152 million on a constant currency basis.

Management Comments

“We are pleased to deliver adjusted earnings per share ahead of expectations despite continued revenue pressure across our portfolio,” said John Greisch, Hill-Rom President and Chief Executive Officer.    “We increased operating margins compared to last year and sequentially from the first quarter. We will maintain our disciplined focus on operational improvements, margin expansion and sustainable cash flow while we pursue portfolio diversification opportunities in order to enhance shareholder value.”

Second Quarter Financial and Operational Results

-- Revenue:

-- North America.  North America revenue declined 6 percent to $224 million.  Capital revenue decreased 6 percent, while rental revenue declined 7 percent.

-- International.  International segment revenue increased slightly to $125 million compared with the prior year (down 2 percent on a constant currency basis) on strength in Latin America and Asia Pacific, offset by lower revenue in the Middle East and Europe.  Capital revenue declined slightly while rental revenue increased 5 percent.

-- Surgical/Respiratory Care.  Surgical/Respiratory Care revenue increased 7 percent to $66 million, due to continued strong results in our surgical businesses.

--	Year to date operating cash flow was $78 million compared to $113 million in the prior year.

--	Year to date adjusted EBITDA was $125 million, compared to $150 million in the prior year.

--	Share repurchases for the quarter amounted to approximately $29 million.

--
In a continuing effort to rationalize Hill-Rom’s portfolio and improve margins, the Company discontinued the remaining portion of its home care bed rental business in North America.  This resulted in an incremental restructuring charge of $12 million, of which $8 million is non-cash, and is in addition to the restructuring programs announced last quarter.

Please see the attached schedules for additional information, including condensed financial information, summary balance sheet, cash flow statement and reconciliations of GAAP to adjusted financial measures.

For a more complete review of Hill-Rom’s results, please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

Financial Guidance Summary

Revenue:  Hill-Rom now expects a full year 2014 revenue decline of approximately 4 to 5 percent (constant currency), which includes an approximate 1 percent reduction due to exiting the home care rental bed frame business.  This compares to prior guidance of a 2 to 4 percent decline. Third quarter revenue is expected to decline 4 to 6 percent compared to the prior year (constant currency).

Adjusted Earnings per Diluted Share:  The Company’s guidance for full year adjusted earnings per diluted share remains unchanged at $2.18 to $2.28, which excludes approximately $0.31 of acquisition-related intangible amortization expense.   For comparison, full year 2013 adjusted earnings per diluted share would have been $2.38, excluding $0.29 of acquisition-related intangible amortization expense.

Third quarter adjusted earnings per diluted share are expected to be $0.56 to $0.60, which excludes approximately $0.08 of acquisition-related intangible amortization expense.  For comparison, third quarter 2013 adjusted earnings per diluted share would have been $0.57, excluding $0.08 of acquisition-related intangible amortization expense.

Cash Flow:  Hill-Rom continues to expect cash flow from operations for the full year to be approximately $250 to $260 million, excluding cash outflows related to restructuring actions.

Adjusted EBITDA:  Hill-Rom continues to expect adjusted EBITDA for the full year to be approximately $280 to $290 million.

Discussion of Adjusted Financial Measures

Hill-Rom Holdings, Inc. routinely provides earnings per share results and guidance on an adjusted basis because the Company’s management believes that the presentation provides useful information to investors.  In addition, we are providing adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) for the same reason.  These measures exclude strategic developments, special charges or other unusual events.  Such items may be highly variable, difficult to predict and of a size that sometimes have substantial impact on the Company's reported operations for a period. Often, prospective quantification of such items is not feasible.

The Company also excludes expenses associated with the amortization of intangible assets associated with prior business acquisitions.  This adjustment is made to allow investors to evaluate and understand operating trends excluding the non-cash impact of acquired intangible amortization on operating income, earnings per share and other measures that have historically included this expense.

Management uses these measures internally for planning, forecasting and evaluating the performance of the business. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

Reconciliations of GAAP measures to adjusted measures appear in the financial tables of this release.

Conference Call Webcast and Dial-in Information

As previously announced, the Company will host a conference call and webcast today at 8:00 a.m. ET.

Webcast: To join the live webcast with audio, go to http://ir.hill-rom.com/events.cfm or http://www.media-server.com/m/p/wqne2xjc. The webcast slide deck will be posted to the Hill-Rom website prior to the webcast.

Conference Call Audio Only Dial-in information: To join the live conference call, dial 877-304-8969 domestic callers / 631-291-4543 international callers.  The following Confirmation Code is required for both: 17317774. Callers will need to provide their name, company affiliation and telephone number to the conference operator.  A recording of the webcast/call audio will be available for telephone replay through May 8, 2014, domestically at 855-859-2056 and internationally at 404-537-3406. For the replay, callers will need to use confirmation code 17317774. If you are unable to listen to the live webcast or the telephone replay, the webcast will be archived at http://ir.hill-rom.com/events.cfm.

About Hill-Rom Holdings, Inc.

Hill-Rom is a leading worldwide manufacturer and provider of medical technologies and related services for the health care industry, including patient support systems, safe mobility and handling solutions, non-invasive therapeutic products for a variety of acute and chronic medical conditions, medical equipment rentals, surgical products and information technology solutions.  Hill-Rom’s comprehensive product and service offerings are used by health care providers across the health care continuum and around the world in hospitals, extended care facilities and home care settings to enhance the safety and quality of patient care.

Hill-Rom…enhancing outcomes for patients and their caregivers.

www.hill-rom.com

Disclosure Regarding Forward Looking Statements

Certain statements herein contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. For a more in depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or revise any forward-looking statements.
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Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Loss)
(Dollars in millions except per share data)

	Quarter Ended March 31		Year To Date Ended March 31

	2014	2013	2014	2013
Net revenue
Capital sales	$313.6	$318.3	$609.1	$642.7
Rental revenue	101.7	107.4	199.6	211.4
Total revenue	415.3	425.7	808.7	854.1
Cost of revenue
Cost of goods sold	169.5	181.7	340.7	370.6
Rental expenses	43.1	47.9	88.5	96.0
Total cost of revenue	212.6	229.6	429.2	466.6
Gross profit
Capital	144.1	136.6	268.4	272.1
Rental	58.6	59.5	111.1	115.4
Total gross profit	202.7	196.1	379.5	387.5
As a percentage of total revenue	48.8%	46.1%	46.9%	45.4%

Research and development expenses	16.4	18.3	32.8	35.5
Selling and administrative expenses	130.1	141.4	268.1	278.5
Special charges	28.4	2.9	29.4	2.9

Operating profit	27.8	33.5	49.2	70.6

Other income/(expense), net	(2.5)	(3.5)	(4.5)	(5.3)

Income tax expense	28.6	7.7	34.8	19.0

Net income (loss)	$(3.3)	$22.3	$9.9	$46.3

Diluted earnings (loss) per share:
Earnings per share	$(0.06)	$0.37	$0.17	$0.76

Average common shares outstanding - diluted (thousands)	57,303	60,612	58,612	60,818

Dividends per common share	$0.1525	$0.1250	$0.2900	$0.2500

Non-GAAP Financial Disclosures and Reconciliations

While Hill-Rom reports financial results in accordance with U.S. GAAP, this press release includes non-GAAP measures. Hill-Rom uses the non-GAAP measures to evaluate and manage its operations and provides the information to assist investors in performing financial analysis that is consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

Hill-Rom Holdings, Inc. and Subsidiaries
Revenue - Constant Currency
(Dollars in millions)

	Quarter Ended March 31
	2014	Foreign Exchange	2014	2013	Constant Currency
	As Reported	Impact	Adjusted	As Reported	Change

Capital sales	$313.6	$1.8	$311.8	$318.3	-2.0%
Rental revenue	101.7	0.3	101.4	107.4	-5.6%
Total	$415.3	$2.1	$413.2	$425.7	-2.9%

North America	$224.5	$(1.4)	$225.9	$239.7	-5.8%
Surgical and Respiratory Care	65.6	0.5	65.1	61.2	6.4%
International	125.2	3.0	122.2	124.8	-2.1%
Total	$415.3	$2.1	$413.2	$425.7	-2.9%

	Year To Date Ended March 31
	2014	Foreign Exchange	2014	2013	Constant Currency
	As Reported	Impact	Adjusted	As Reported	Change

Capital sales	$609.1	$4.1	$605.0	$642.7	-5.9%
Rental revenue	199.6	0.7	198.9	211.4	-5.9%
Total	$808.7	$4.8	$803.9	$854.1	-5.9%

North America	$430.0	$(2.0)	$432.0	$474.4	-8.9%
Surgical and Respiratory Care	128.9	0.5	128.4	120.2	6.8%
International	249.8	6.3	243.5	259.5	-6.2%
Total	$808.7	$4.8	$803.9	$854.1	-5.9%

Hill-Rom Holdings, Inc. and Subsidiaries
Reconciliation: Earnings Per Share
(Dollars in millions except per share data)

	Quarterly Period Ended March 31, 2014			Quarterly Period Ended March 31, 2013
	Income Before Income Taxes	Income Tax Expense	Diluted EPS *	Income Before Income Taxes	Income Tax Expense	Diluted EPS*

GAAP Earnings	$25.3	$28.6	$(0.06)	$30.0	$7.7	$0.37
Adjustments:
Acquisition and integration costs	1.7	0.6	0.02	2.2	0.7	0.02
Acquisition-related intangible asset amortization	6.9	2.0	0.09	6.7	2.4	0.07
Field corrective actions	(1.9)	(1.2)	(0.01)	5.2	1.9	0.05
Employee benefits change	(12.2)	(4.7)	(0.13)	-	-	-
FDA remediation expenses	0.8	0.2	0.01	1.9	0.7	0.02
Litigation charge	-	-	-	(0.5)	0.1	(0.01)
Special charges	28.4	9.9	0.32	2.9	1.0	0.03
Foreign valuation allowance	-	(19.6)	0.34	-	-	-

Adjusted Earnings	$49.0	$15.8	$0.57	$48.4	$14.5	$0.56

	Year To Date Period Ended March 31, 2014			Year To Date Period Ended March 31, 2013
	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Income Before Income Taxes	Income Tax Expense	Diluted EPS*

GAAP Earnings	$44.7	$34.8	$0.17	$65.3	$19.0	$0.76
Adjustments:
Acquisition and integration costs	3.6	1.2	0.04	5.7	1.9	0.06
Acquisition-related intangible asset amortization	13.8	4.2	0.16	13.9	4.6	0.15
Field corrective actions	(0.7)	(0.8)	-	7.7	2.8	0.08
Employee benefits change	(12.2)	(4.7)	(0.13)	-	-	-
FDA remediation expenses	1.7	0.6	0.02	1.9	0.7	0.02
Litigation charge	-	-	-	0.5	0.5	-
Special charges	29.4	10.3	0.33	2.9	1.0	0.03
Foreign valuation allowance	-	(19.6)	0.34	-	-	-

Adjusted Earnings	$80.3	$26.0	$0.93	$97.9	$30.5	$1.11

* Does not add due to rounding.

	Reconciliation: Adjusted EBITDA
	(Dollars in millions)

	Quarter Ended March 31		Year To Date Ended March 31
	2014	2013	2014	2013

Adjusted income before income taxes	$49.0	$48.4	$80.3	$97.9
Add back:
Other expense	2.5	3.5	4.5	5.3
Depreciation and amortization	19.7	22.3	40.6	46.3
Adjusted EBITDA	$71.2	$74.2	$125.4	$149.5

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in millions)

	March 31, 2014	September 30, 2013
Assets
Current Assets
Cash and cash equivalents	$120.3	$127.4
Trade accounts receivable, net of allowances	346.0	361.8
Inventories, net	120.0	118.3
Other current assets	75.0	80.5
Total current assets	661.3	688.0

Property, plant and equipment, net	222.4	234.3
Goodwill	351.6	342.8
Other assets	285.0	321.7

Total Assets	$1,520.3	$1,586.8

Liabilities
Current Liabilities
Trade accounts payable	$66.5	$80.8
Short-term borrowings	124.7	81.2
Other current liabilities	166.9	183.4
Total current liabilities	358.1	345.4

Long-term debt	218.6	225.8
Other long-term liabilities	139.3	156.9

Total Liabilities	716.0	728.1

Shareholders' Equity	804.3	858.7

Total Liabilities and Shareholders' Equity	$1,520.3	$1,586.8

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in millions)

	Year to Date Period Ended March 31

	2014	2013
Operating Activities
Net income	$9.9	$46.3
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	33.6	36.9
Amortization	7.0	9.4
Acquisition-related intangible asset amortization	13.8	13.9
Provision for deferred income taxes	6.5	(9.4)
Loss on disposal of property, equipment leased to others,
intangible assets and impairments	7.8	0.3
Stock compensation	9.0	7.6
Excess tax benefits from employee stock plans	0.6	(0.3)
Change in working capital excluding cash, current investments, current debt and acquisitions and dispositions:
Trade accounts receivable	15.8	33.3
Inventories	0.9	(3.8)
Other current assets	(1.3)	(7.8)
Trade accounts payable	(14.5)	(6.5)
Accrued expenses and other liabilities	(14.6)	(3.1)
Other, net	3.4	(4.1)
Net cash provided by operating activities	77.9	112.7

Investing Activities
Capital expenditures and purchases of intangible assets	(31.4)	(34.4)
Proceeds on sale of property and equipment leased to others	1.3	4.8
Payment on acquisition of businesses, net of cash acquired	(9.7)	(0.2)
Net cash used in investing activities	(39.8)	(29.8)

Financing Activities
Net change in short-term debt	(0.2)	-
Borrowings (payments) on revolving credit facility	41.0	(20.0)
Proceeds from long-term debt	0.6	-
Payment of long-term debt	(5.0)	(5.3)
Purchase of noncontrolling interest	(1.0)	(1.0)
Payment of cash dividends	(16.7)	(15.0)
Proceeds on exercise of stock options	7.4	5.0
Proceeds from stock issuance	1.3	1.3
Excess tax benefits from employee stock plans	(0.6)	0.3
Treasury stock acquired	(71.6)	(44.0)
Net cash used in financing activities	(44.8)	(78.7)

Effect of exchange rate changes on cash	(0.4)	(1.2)

Net Cash Flows	(7.1)	3.0

Cash and Cash Equivalents:
At beginning of period	127.4	84.3
At end of period	$120.3	$87.3